FIRST AMENDMENT TO THE
AFLAC INCORPORATED
LONG-TERM INCENTIVE PLAN
(As Amended and Restated February 14, 2017)

THIS FIRST AMENDMENT (this "Amendment") to the Aflac Incorporated Long-Term Incentive Plan (the "Plan") is adopted as of the 9th day of August, 2022.
WHEREAS, Section 19 of the Plan permits the Board of Directors of Aflac Incorporated (the "Board") to amend the Plan at any time; and
WHEREAS, the Compensation Committee of the Board (the "Compensation Committee") has recommended approval and adoption of this amendment to the Plan in a manner that does not require shareholder approval under the terms of Section 19 of the Plan;
WHEREAS, the Board desires to amend the Plan to revise and clarify the definition of "Change in Control," to clarify the Compensation Committee's authority in regard to determining whether a Change in Control has occurred, and to delegate to the Compensation Committee the authority to amend the Plan; and
NOW, THEREFORE, BE IT RESOLVED that the Plan hereby is amended, as follows:
1.Subsection (i) of the definition of "Change in Control" under Section 2 of the Plan hereby is amended by deleting said subsection in its entirety and by substituting in lieu thereof the following:
(i)any "person," as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than
(1) the Company, or any of its subsidiaries, (2) any trustee or other fiduciary holding securities under a benefit plan of the Company or any of its subsidiaries, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing both (A) more than 10 percent (10%) of the shares of the Company's then outstanding voting securities, and (B) more than twenty percent (20%) of the combined voting power of the Company's then outstanding voting securities; provided, notwithstanding the foregoing, a Change in Control will not be deemed to occur under this subsection (i) unless and until the Board takes action to confirm that an event or transaction described in this subsection (i) has resulted in an actual change in control of the Company, as determined by the Board in its sole discretion.
2.This amendment is effective with respect to Awards granted on or after the effective date of this Amendment.
3.This Amendment is effective as of the date first written above.
4.Except as amended hereby, the Plan shall remain in full force and effect; and

IT IS FURTHER RESOLVED that the full authority to amend or terminate the Plan pursuant to Section 19 of the Plan is hereby delegated to the Compensation Committee; provided, however, that any amendment requiring shareholder approval must also be approved by the Board.

AFLAC INCORPORATED

BY:	/s/ Daniel P. Amos
DANIEL P. AMOS
Chairman and Chief Executive Officer

ATTEST:	/s/ J. Matthew Loudermilk
J. MATTHEW LOUDERMILK
VP, Corporate Secretary

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